VOTING TRUST AGREEMENT
RELATING TO SHARES OF
INSYS THERAPEUTICS, INC.

Dated as of: February 27, 2018

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VOTING TRUST AGREEMENT (this “Agreement”) dated as of February 27, 2018, is entered into among (i) the Persons set forth on Schedule A annexed hereto, as the initial Beneficiaries, (ii) Dr. John N. Kapoor (“Dr. Kapoor”), (iii) Insys Therapeutics, Inc., a Delaware corporation (the “Company”), and (iv) Bessemer Trust Company of Delaware, N.A., as the initial Trustee hereunder.
WHEREAS, as of February 27, 2018, the Persons set forth on Schedule A annexed hereto, as the initial Beneficiaries, beneficially owned the amount set forth in the middle column adjacent to their names on such Schedule A of shares of common stock, par value $0.01 per share (the “Common Stock”); and
WHEREAS, the Company has deemed it to be in the best interests of the Company to enter into this Agreement to implement a limitation on Dr. Kapoor’s voting power of the Company and, in connection therewith, the parties hereto hereby establish a voting trust (within the meaning of Section 218(a) of the Delaware General Corporation Law) pursuant to this Agreement (the “Voting Trust”) with Bessemer Trust Company of Delaware, N.A., as the initial Trustee; and
WHEREAS, Dr. Kapoor and the Persons set forth on Schedule A annexed hereto have deemed it to be in the best interests of the owners of Equity Interests to implement the Voting Trust; and
WHEREAS, the parties are entering into this Agreement at the request of the U.S. Department of Justice and The NASDAQ Stock Market LLC;  and
NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I

Defined Terms
SECTION 1.01.          Definitions.  For the purposes of this Agreement, the terms defined in this Article I shall have the meanings herein specified unless the context otherwise requires.
“Acting in Concert” shall mean (i) knowingly participating in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, (ii) effecting a combination or pooling of voting or other interests in the Equity Interests for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, (iii) otherwise acting in concert with respect to the business, affairs, management or control of the Company, or (iv) otherwise acting as part of a Group (as defined below).
“Affiliate” of, or Person “Affiliated” with, shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning assigned to such term in the Preamble.
“Beneficial Owner” shall mean, with respect to any security, a Person who is a beneficial owner (as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act) of such security, and the terms “beneficially own” or “beneficial ownership” shall be used to describe the interest of such a Person in such a security.
“Beneficiary” shall mean at any time a holder of record on the books of the Voting Trust of Trust Units issued hereunder.
“Board” shall mean the Board of Directors of the Company.
“Common Stock” shall have the meaning assigned to such term in the Recitals.
“Company” shall have the meaning assigned to such term in the Preamble.
“Company Corporate Integrity Agreement” shall mean any corporate integrity agreement, deferred prosecution agreement or similar document or agreement, the Company may enter into with the U.S. Department of Justice, Department of Health and Human Services or any other federal or state regulatory agency with jurisdiction over the Company in connection with or as a result of the same activity under which Dr. Kapoor was charged by the U.S. Department of Justice on October 26, 2017.
“Corporate Fiduciary” shall mean any Legal Entity that is authorized pursuant to the provisions of applicable Law to act as a fiduciary with respect to any trust or estate.
“Director” shall mean a director of the Company.
“Dr. Kapoor” shall have the meaning assigned to such term in the Preamble.
“Dr. Kapoor-Independent” shall mean that such Person (i) has not accepted in the three previous years, directly or indirectly, any consulting, advisory or other compensatory fee from Dr. Kapoor (except as expressly contemplated by this Agreement), (ii) is not an Affiliated person of Dr. Kapoor, (iii) is not an “associate” of Dr. Kapoor (within the meaning of Rule 405 adopted by the SEC under the Securities Act), (iv) is not a relative or spouse of Dr. Kapoor or a relative of such spouse and (v) is not an individual who has any other direct or indirect relationship with Dr. Kapoor that, in the judgment of the other members of the Independent Board with respect to a Director, or in the judgment of the other members of the Voting Committee (other than the Trustee Representative) with respect to a Voting Committee member, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director or Voting Committee member, as applicable.
“Equity Interests” shall mean any equity Securities issued by the Company, excluding any stock options granted to Dr. Kapoor under the Company’s 2013 Equity Incentive Plan.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
 “Governmental Authority” shall mean any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.
“Group” shall have the same meaning as such term is used under Rule 13d-5(b) adopted by the SEC under the Exchange Act.
“Indemnified Party” shall have the meaning assigned to such term in Section 7.02.
“Independent” shall mean (i) with respect to a Director, that he or she is an independent director as defined by Rule 5605(a)(2) of the NASDAQ rules and (ii) with respect to a person who is not a Director, that he or she would have met the requirements to be an independent director as defined by Rule 5605(a)(2) of the NASDAQ rules if he or she were a Director.
“Independent Board” shall mean the Qualified Directors as a whole.
“Indictment” shall mean the U.S. Department of Justice superseding indictment with respect to Dr. Kapoor unsealed on October 26, 2017.
“Law” shall mean any federal, national, state, provincial, local or foreign statute, law (including common law), ordinance, rule or regulation of any Governmental Authority.
“Legal Entity” shall mean a corporation, association, partnership (general or limited), joint venture, limited liability company or other entity or organization (other than a trust) formed and existing under applicable Law.
“NASDAQ” shall mean The NASDAQ Stock Market LLC.
“Permitted Transfer” shall mean any Transfer by operation of law upon the death of any individual Beneficiary to the executor of such Beneficiary’s last will and testament, to the administrator of such Beneficiary’s estate or otherwise to such Beneficiary’s duly appointed personal representative for purposes of administering such

Beneficiary’s Trust Units following such Beneficiary’s death or any other Transfer by operation of Law for any reason; provided, however, that, in each case, no Transfer shall be a Permitted Transfer unless the transferee executes a counterpart of this Agreement simultaneously with any such Transfer and delivers a notice of such Transfer (a “Permitted Transfer Notice”) to the Trustee accompanied by a certificate of the transferee to the effect that such Transfer is a Permitted Transfer.
“Permitted Transferee” shall mean any Person to whom a Permitted Transfer of Trust Units is made.
“Person” shall mean an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.
“Proceeding” shall mean any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company or its stockholders, the Voting Trust or the Beneficiaries, or otherwise.
“Qualified” shall mean that such Person is Trustee-Independent, Dr. Kapoor-Independent and Independent.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities” shall mean, with respect to any Person, such Person’s “securities” as defined in Section 2(a)(1) of the Securities Act and includes such Person’s membership interests, capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s membership interests, capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.
“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Termination Date” shall have the meaning set forth in Section 8.04.
“Transfer” shall mean any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition, in each case whether directly or indirectly, voluntary or involuntary, by operation of law or otherwise, of Trust Units or Equity Interests, other than an original issuance of Securities by the Company.
“Trustee” shall mean, with respect to the Voting Trust hereunder, the trustee then in office.
“Trustee-Independent” shall mean that such Person is not an agent, representative, director, officer or employee of the Trustee or any Affiliate thereof.

“Trust Unit” shall mean a beneficial ownership interest in the Voting Trust.
“unable to act” shall mean, with respect to Dr. Kapoor, that Beneficiaries collectively holding a majority of the Trust Units have delivered written notice to the Trustee including a certificate signed by the requisite percentage of Beneficiaries to the effect that they have determined that Dr. Kapoor is unable to perform duties or other acts as described in this Agreement due to mental or physical illness or injury. If Dr. Kapoor has been certified to be unable to act pursuant to the immediately preceding sentence, but regains his ability to act, the Beneficiaries collectively holding a majority of the Trust Units may so certify to the Trustee by a certificate signed by the requisite percentage of Beneficiaries that he is no longer unable to act. The Trustee shall be permitted to rely conclusively on any such notice or certification for all purposes hereunder.
“Voting Committee” shall mean a committee of three to five individuals, which is responsible for directing the Trustee and consulting with the Beneficiaries with respect to exercise of the Voting Rights as set forth in Sections 5.02, 5.03 and 5.05. The initial Voting Committee shall consist of: (i) one individual who is an employee or agent of the Trustee selected by the Trustee (the “Trustee Representative”); (ii) one Qualified Director selected by the Independent Board (the “Independent Board Representative”); and (iii) one to three additional individuals designated by the Voting Committee, subject to the consent of the Independent Board, which shall not be unreasonably withheld, conditioned or delayed (each member of the Voting Committee under this clause (iii) being an “Unrelated Representative”). The initial members of the Voting Committee shall be Rohit Vishnoi, James Kronenberg, Thomas Allison, Donald Stern and Dan Dalton. All members of the Voting Committee shall, at the time of their appointment to the Voting Committee and during his or her membership on the Voting Committee, be Qualified (except that the Trustee Representative need not be Trustee-Independent). The Voting Committee shall notify the Trustee of any individual selected to be a member. In the case of the Independent Board Representative, such notice shall be accompanied by a certificate executed by an officer of the Company to the effect that the Independent Board Representative is Qualified. In the case of an Unrelated Representative, such notice shall be accompanied by a certificate executed by the Unrelated Representative to the effect that he or she understands the requirements of being, and is, Qualified. The Trustee shall have the right to conclusively rely on any such certification for all purposes hereunder.  The Voting Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Voting Committee in accordance with this Agreement. The Voting Committee may from time to time appoint as secretary a person who may, but need not, be a member of the Committee, who will maintain minutes of the Voting Committee’s meetings. A certificate of the secretary of the Voting Committee setting forth the names of the members of the Committee, or actions taken by the Voting Committee shall be sufficient evidence at all times as to the persons constituting the Voting Committee, or such actions taken.
“Voting Rights” shall have the meaning set forth in Section 5.01.

“Voting Trust” shall have the meaning assigned to such term in the Recitals.
SECTION 1.02.          Rules of Construction.  The use in this Agreement of the term “including” means “including, without limitation”. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. Any accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Any reference to “$” or “dollars” or “United States dollars” or “U.S. dollars” or “U.S. $” refers to the lawful currency of the United States of America. All references to articles, sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case as the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Each of the parties hereto participated in the preparation of this Agreement and consequently any rule of construction construing any provision against the drafter will not be applicable.
ARTICLE II

Deposit of Equity Interests
SECTION 2.01.          Initial Deposit of Equity Interests.  Concurrently with its execution and delivery of this Agreement, each of the Persons set forth on Schedule A annexed hereto shall transfer and assign to the Trustee all Equity Interests then owned by such Person and, if and as necessary, shall deliver to the Trustee any and all certificates representing such Equity Interests, duly endorsed in blank or accompanied by the appropriate stock transfer powers or other similar instruments duly executed in blank for the transfer thereof. The Trustee shall hold the Equity Interests deposited under this Section 2.01 or under Section 2.02 with the Trustee in the Voting Trust, and such Voting Trust and Equity Interests shall be subject to all the terms and conditions of this Agreement. The Trustee shall not have any obligation to enforce the provisions of this Section 2.01.
SECTION 2.02.          Additional Deposits of Equity Interests.  Each Beneficiary and Dr. Kapoor agrees that the provisions of this Agreement shall apply to all Equity Interests now owned or hereafter acquired by any Beneficiary or Dr. Kapoor at any time or from time to time. Each Beneficiary and Dr. Kapoor agrees that, until the Termination Date, (i) no Equity Interests shall be held by such Beneficiary or Dr. Kapoor outside the Voting Trust, (ii) all such Equity Interests shall be deposited with the Trustee in accordance with the terms and conditions of this Agreement and (iii) such Beneficiary or Dr. Kapoor shall transfer and assign to the Trustee all Equity Interests that such Beneficiary or Dr. Kapoor, as applicable, may hereafter acquire or beneficially own while this Agreement shall be in effect, and, if and as necessary, shall deliver to the Trustee any and all certificates representing such Equity Interests, duly endorsed in blank or accompanied by the appropriate stock transfer powers or other similar interests duly executed in blank for transfer thereof. The Trustee shall not have any obligation to enforce the provisions of this Section 2.02.
SECTION 2.03.          Trust Units.  i) At such time or times as any Equity Interests shall be deposited under Section 2.01 or 2.02, the Trustee shall issue to the Beneficiary one Trust Unit to represent each share of Equity Interests so deposited.
(b)          The ownership of Trust Units by the Beneficiaries shall be recorded and reflected in the books and records of the Trustee, and certificates representing Trust Units will not be issued.
SECTION 2.04.          No Legal Title to Equity Interests in Beneficiaries Holding Trust Units.  The deposit of Equity Interests with the Trustee hereunder shall constitute assignment and transfer to the Trustee of full legal title to such Equity Interests, and shall vest in the Trustee all rights and powers of every nature incident to ownership of such Equity Interests, subject only to the limitations specifically set forth herein. Beneficiaries shall not have legal title to any part of such Equity Interests underlying their Trust Units and shall not be entitled to effect a Transfer of any interest in (including any encumbrance on) such Equity Interests, except pursuant to Article III. No Transfer, by operation of law or otherwise, of any Trust Units shall operate to terminate this Agreement or the Voting Trust created under this Agreement, or entitle the transferee to legal title to any part of the Equity Interests held in the Voting Trust.
SECTION 2.05.          Legend.  All certificates representing Equity Interests that are subject to this Agreement, if any, shall also bear a legend containing substantially the following terms:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (I) ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THE VOTING TRUST AGREEMENT DATED AS OF FEBRUARY 27, 2018, AMONG INSYS THERAPEUTICS, INC., DR. JOHN N. KAPOOR, BESSEMER TRUST COMPANY OF DELAWARE, N.A., AS TRUSTEE, AND THE BENEFICIARIES THERETO, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME THEREAFTER, AND (II) ARE ISSUED PURSUANT TO SUCH VOTING TRUST AGREEMENT. THE TERMS OF SUCH VOTING TRUST AGREEMENT INCLUDES, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS.”

ARTICLE III

Transfers of Equity Interests and Trust Units.
SECTION 3.01.          Transfer of Equity Interests.  ii) Prior to the Termination Date, the Trustee shall not Transfer or cause to be Transferred any Equity Interests deposited in the Voting Trust pursuant to Section 2.01 or 2.02 (to a Beneficiary or otherwise), other than (i) with the prior written approval of both Dr. Kapoor (or, if Dr. Kapoor is unable to act, Beneficiaries collectively holding a majority of the Trust Units may provide such written approval in his place) and the Independent Board, which consent shall not be unreasonably be withheld, conditioned or delayed, (ii) in a sale or Transfer by the Beneficiaries of all or any portion of their Equity Interests in any registered public offering, registered offering, or other market or block sale in accordance with Rule 144 of the Securities Act, (iii) in a sale or Transfer by the Beneficiaries of all or any portion of their Equity Interests to a bona fide third party who satisfies the conditions set forth in clauses (i) through (iv) of the definition of “Dr. Kapoor-Independent” and who is not Acting in Concert with Dr. Kapoor or any of the Beneficiaries, or (iv) as otherwise required by operation of Law, including to comply with any order or special verdict entered with respect to the Equity Interests under 18 U.S.C. § 1963 or other forfeiture statute.
(b)          To complete a Transfer pursuant to Section 3.01(a)(i), the Beneficiary making the Transfer shall deliver to the Trustee (A) a written order to Transfer Equity Interests held in the Voting Trust for such Beneficiary to the proposed transferee and (B) evidence of the written approval of the Transfer by the Independent Board with respect to such Transfer as required by Section 3.01(a)(i), which evidence may be in the form of an email or other communication from the General Counsel or Secretary of the Company or from the Independent Board Representative confirming that such approval has been obtained.  To complete a Transfer pursuant to Section 3.01(a)(ii), the Beneficiary making the Transfer shall deliver to the Trustee and the Company a written order to Transfer Equity Interests held in the Voting Trust for such Beneficiary (i) to the proposed transferee or (ii) in the case of any sale or Transfer in any registered public offering or other registered sale, to the Beneficiary immediately prior to such sale or Transfer in the registered public offering or other registered sale.  To complete a Transfer pursuant to Section 3.01(a)(iii), to the extent the identity of the transferee is reasonably available to the Beneficiary effecting the Transfer given the method of distribution, the Beneficiary making the Transfer shall deliver to the Trustee and the Company (x) a written order to Transfer Equity Interests held in the Voting Trust for such Beneficiary to the proposed transferee and (y) certifications from the transferee that it satisfies the conditions set forth in Sections 3.01(a)(iii) (which may be in the form of representations and warranties made by the transferee in the agreement governing the Transfer or sale).
(c)          Promptly upon receipt of the appropriate deliverables provided pursuant to Section 3.01(b), the Trustee shall (1) deliver or cause to be delivered, in accordance with the written order delivered by the applicable Beneficiary, the certificates for the Equity Interests as appropriate to effect the proposed Transfer made in accordance with Section 3.01(a), all of which certificates shall be duly endorsed in blank or accompanied by the appropriate stock transfer powers duly executed in blank for Transfer thereof and (2) instruct the Company to transfer such Equity Interests to such transferees on the books for the Company.  The Company agrees to promptly complete the Transfer on the books for the Company.
SECTION 3.02.          Transfer of Trust Units.  iii) Trust Units shall be transferable by the Beneficiaries only in record name on the books of the Voting Trust. The Trustee may at all times and for all purposes treat the Beneficiary of each such Trust Unit, as recorded on the books of the Voting Trust, as the sole Beneficial Owner thereof. Upon the Transfer of a Trust Unit on the books of the Voting Trust, the transferee shall be substituted for the transferor as a Beneficiary with respect to such Trust Unit and shall have the rights and be subject to the obligations of the transferor with respect to such Trust Unit.
(b)          Prior to the Termination Date, each Beneficiary shall not Transfer (or agree or contract to Transfer) all or any portion of the Trust Units held by such Beneficiary to any Person, other than (i) pursuant to a Permitted Transfer or (ii) with the prior written approval of the Independent Board. Any Transfer that does not comply with this Section 3.02(b) shall be null and void.
(c)          In connection with any Transfer of Trust Units by a Beneficiary to a Permitted Transferee, the Permitted Transferee shall deliver a duly executed counterpart of this Agreement to the Trustee and a Permitted Transfer Notice, upon which the Trustee shall be permitted to conclusively rely. Failure to deliver such documents described in the immediately preceding sentence shall result in the Transfer being null and void.
ARTICLE IV

Distributions and Issuances
SECTION 4.01.          Dividends.  In the event the Trustee receives any dividend or other distribution of cash or property (other than Equity Interests) in respect of the Equity Interests held in the Voting Trust hereunder, the Trustee shall promptly pay such dividend or distribution to the Beneficiaries in accordance with their respective Trust Units as they appear on the books of the Voting Trust as of the record date of such dividend or distribution. Prior to making any payment of cash or other property to the Beneficiaries, the Trustee shall withhold therefrom taxes as may be required by applicable Law or regulation. Each Beneficiary shall provide a IRS Form W-9, W-8 or other similar certification as is required to reduce or eliminate the application of any withholding taxes on the payment of cash or other property, or allocation of income, to the Beneficiaries. The Trustee may, in its discretion, from time to time, instead of receiving and paying over any such dividend or distribution to the Beneficiaries, authorize the Company to make payment or delivery of all or any part thereof directly to the Beneficiaries. All Equity Interests issued as dividends or otherwise in respect of the Equity Interests held by the Voting Trust shall be retained by the Trustee and shall be subject to this Agreement, and the certificates for such Equity Interests, if any, shall be issued in the name of and delivered to the Trustee to be held hereunder, subject to all of the provisions hereof, and the Trust Units of the Beneficiaries shall be adjusted in accordance with their respective Trust Units as they appear on the books of the Voting Trust as of the record date of such dividend or distribution.
SECTION 4.02.          Reorganization.  If, in the case of any merger, consolidation, reorganization or other business combination involving the Company, the Trustee receives any equity Securities in any corporation, partnership, limited liability company or other entity (other than Equity Interests) in exchange for any Equity Interests in the Company deposited or held in the Voting Trust hereunder, the Trustee shall distribute such equity Securities to the Beneficiaries in accordance with their respective Trust Units as they appear on the books of the Voting Trust as of the date of such exchange. In connection with any such distributions, the Trustee may withhold taxes from the distributions to any Beneficiary as may be required by applicable Law or regulation. The Trustee shall hold and own, subject to the provisions hereof, all Equity Interests received in connection with a transaction subject to this Section 4.02, and the Trust Units of the Beneficiaries shall be adjusted in accordance with their respective Trust Units as they appear on the books of the Voting Trust as of the date of such exchange.
ARTICLE V

Powers and Responsibilities of Trustee
SECTION 5.01.          Trustee’s Powers.  The Trustee shall have only the powers set forth in this Agreement.  Subject to and in accordance with this Agreement, including the restrictions set forth in Sections 5.02, 5.03 and 5.05, until the Termination Date, the Trustee shall have the right to exercise, in person or by proxy:  (i) all rights and powers to vote the Equity Interests held by the Voting Trust (in person or by proxy); (ii) the right to cause all or any part of such Equity Interests to be transferred into the name of the Voting Trust; and (iii) the right to take such other actions with respect to such Equity Interests as are in accordance with this Agreement and applicable Laws (collectively, the “Voting Rights”); provided, however, that the Voting Rights shall not include and the Trustee shall not have any right to (x) Transfer any underlying Equity Interests out of the Voting Trust other than as permitted under Section 3.01, (y) Transfer any Voting Rights or any other rights to the underlying Equity Interests to the Company or any third party, including granting a proxy with respect to such Equity Interests, other than (A) to the Voting Committee as provided in this Agreement, (B) as permitted under Section 3.02 or (C) pursuant to a revocable proxy granted in the ordinary course to cause such underlying Equity Interests to be present at the meetings of holders of Common Stock called by the Board and voted in accordance with this Agreement, or (z) directly or indirectly, grant, or agree to, any security interest, pledge, options, proxies, rights of first refusal, mortgage, lien or other encumbrances on the underlying Equity Interests.
SECTION 5.02.          Trustee’s Responsibilities.

(a)          Notwithstanding Section 5.01, the Trustee shall (1) attend, or otherwise cause all the Equity Interests held in the Voting Trust to be present at, all meetings of holders of Common Stock called by the Board and (2) vote, or cause the Equity Interests held in the Voting Trust to be voted (in person or by proxy), in accordance with the provisions of this Section 5.02, and the Trustee shall not exercise any voting discretion over the Equity Interests. Insofar as permitted under applicable Law and the provisions of the certificate of incorporation and bylaws of the Company, the Trustee shall vote, or cause the Equity Interests held in the Voting Trust to be voted (in person or by proxy) as follows:
(i)          at any time that the Equity Interests subject to the Voting Trust represent 40% or more of the issued and outstanding shares of Common Stock, such Equity Interests shall be voted pursuant to the following provisions:
(A)          if Section 5.03 does not apply to the matter upon which a vote is being effected, upon the receipt from the Voting Committee of valid and timely voting instructions delivered in accordance with Section 5.02(b) that have not been revoked, the Trustee shall vote, or cause the Equity Interests held in the Voting Trust to be voted (in person or by proxy), as directed by the Voting Committee;
(B)          if Section 5.03 does apply to the matter upon which a vote is to be effected, upon the receipt from the Voting Committee of valid and timely voting instructions delivered in accordance with this Section 5.02 that have not been revoked, the Trustee shall vote, or cause the Equity Interests held in the Voting Trust to be voted (in person or by proxy), as directed by the Voting Committee, except that, if Section 5.03 does apply to the matter upon which a vote is to be effected (and without regard to whether the Voting Committee has issued instructions) and the Trustee receives valid and timely voting instructions from one or more Beneficiaries delivered in accordance with Section 5.02(b) and Section 5.03 that have not been revoked, the Trustee shall vote, or cause the Equity Interests subject to such voting instructions to be voted (in person or by proxy), in accordance therewith; and
(C)          if (i) neither clause (A) or (B) above applies or (ii) the Trustee receives valid and timely voting instructions which fail to specify the manner in which the Trustee is to vote, the Trustee shall move and vote to adjourn the meeting at which the voting is being held; and
(ii)          at any time that the Equity Interests subject to the Voting Trust represent less than 40% of the issued and outstanding shares of Common Stock, such Equity Interests shall be voted pursuant to the following provisions:
(A)          if Section 5.03 does not apply to the matter upon which a vote is being effected, the Trustee shall vote, or cause the Equity Interests held in the Voting Trust to be voted (in person or by proxy), in the same proportion that the shares of Common Stock that are not subject to the Voting Trust are actually and validly voted on such matter, excluding (for the purpose of determining such proportion) (x) all shares of Common Stock held by any Person or “Group” that is not Dr. Kapoor-Independent and (y) all shares of Common Stock held by any Person or “Group” that has (or based upon its beneficial ownership of Common stock should have) filed a Schedule 13D pursuant to Section 13(d) of the Exchange Act with respect to the Common Stock at the time of the relevant vote; and
(B)          if Section 5.03 does apply to the matter upon which a vote is to be effected, the Trustee shall vote, or cause the Equity Interests held in the Voting Trust to be voted (in person or by proxy), in the same proportion that the shares of Common Stock that are not subject to the Voting Trust are actually and validly voted on such matter, excluding (for the purpose of determining such proportion) (x) all shares of Common Stock held by any Person or “Group” that is not Dr. Kapoor-Independent and (y) all shares of Common Stock held by any Person or “Group” that has (or based upon its beneficial ownership of Common stock should have) filed a Schedule 13D pursuant to Section 13(d) of the Exchange Act with respect to the Common Stock at the time of the relevant vote, except that, if Section 5.03 does apply to the matter upon which a vote is to be effected and the Trustee receives valid and timely voting instructions from one or more Beneficiaries delivered in accordance with Section 5.02(b) and Section 5.03 that have not been revoked, the Trustee shall vote, or cause the Equity Interests subject to such voting instructions to be voted (in person or by proxy), in accordance therewith.
(b)          In order for voting instructions or any revocation thereof to be deemed valid, the voting instructions or revocation must (i) be delivered by written notice and signed by, in the case of the Voting Committee, a majority of the members of the Voting Committee participating in the vote (provided that, the Independent Board Representative shall not be considered as participating in the vote unless a statement signed by the Independent Board Representative that he or she has voted in accordance with the direction of the Independent Board is included as contemplated by Section 5.02(b)(ii)) or, in the case of a Beneficiary, by such Beneficiary and (ii) only with respect to voting instructions or revocation thereof from the Voting Committee and signed by the Independent Board Representative, include a statement signed by the Independent Board Representative that he or she has voted in accordance with the direction of the Independent Board or abstained from voting in accordance with Section 5.05(a).  Voting instructions or any revocation thereof will be considered timely if received by the Trustee at least two business days prior to the date of the stockholder meeting at which the voting shall be held, which date is set by the Company.  If any voting instruction delivered to the Trustee by the Voting Committee pursuant to this Section 5.02(b) is not signed by all members of the Voting Committee, such voting instruction shall contain a certification by the signing members of the Voting Committee that Section 5.05(g) of this Agreement has been complied with in all respects.

SECTION 5.03.          Extraordinary Transactions.  Notwithstanding Sections 5.01 and 5.02, each Beneficiary, without being subject to any fiduciary duty but after consultation with the Voting Committee, may direct the Trustee to exercise the Voting Rights with respect to the Equity Interests represented by the Trust Units of such Beneficiary, and the Trustee shall vote in accordance with such direction, to vote:
(a)          against (i) any merger, consolidation, business combination, share exchange, restructuring, recapitalization or acquisition involving the Company or any similar transaction involving all or a material portion of the assets of the Company and its subsidiaries, taken as a whole, or (ii) the sale, lease, exchange, pledge, mortgage or transfer (including through any arrangement having substantially the same economic effect as a sale of assets) of all or a material portion of the assets of the Company and its subsidiaries, taken as a whole, if, in each case of clauses (i) and (ii), (x) the Delaware General Corporation Law requires stockholder approval for such matter, (y) the NASDAQ rules require stockholder approval for such matter or (z) the Board voluntarily submits the matter for stockholder approval even though it is not required;
(b)          against any action that requires stockholder approval under Rule 5635(a)(1) of the NASDAQ rules;
(c)          against the liquidation or dissolution of the Company;
(d)          against any amendment to the certificate of incorporation or bylaws of the Company (except for amendments to increase the number of authorized shares of Common Stock);  or
(e)          against any transaction which requires stockholder approval under Rule 5635(b) of the NASDAQ rules.
SECTION 5.04.          Interests Allowed as Voting Committee Member.  None of the Voting Committee members may, individually or otherwise, (a) hold Equity Interests or other Securities in the Company or possess Trust Units issued hereunder, (b) be a creditor of the Company, (c) be a director, manager, managing or general partner, officer, employee or other agent or representative of the Company or any subsidiary thereof and receive compensation therefor, (d) vote for himself as a Director, officer or other representative of the Company or (e) have a pecuniary interest in any matter or transaction to which the Company may be a party.  Notwithstanding the foregoing, this Section 5.04 shall not apply with respect to the Independent Board Representative or the Trustee Representative.
SECTION 5.05.          Actions of Voting Committee.
(a)          The Independent Board Representative shall promptly vote on all matters as a member of the Voting Committee as directed by the Independent Board. If the Independent Board does not provide any direction on how to vote on certain matter, the Independent Board Representative shall abstain from voting as a member of the Voting Committee on such matter.  The Trustee shall have no obligation to independently determine whether the Independent Board Representative has voted as directed by the

Independent Board and may conclusively rely on voting instructions delivered in accordance with Section 5.02.
(b)          Each member of the Voting Committee shall, in exercising any discretion under this Agreement with respect to the voting of Equity Interests held by the Voting Trust, exercise reasonable care and act in good faith and in what he or she regards as the best interests of the Voting Trust, determined as if the Voting Trust had an economic interest in all of the Equity Interests held by it and taking into account (among any other relevant factors) the number of Equity Interests held in the Voting Trust and the percentage ownership of the outstanding Common Stock held by the Voting Trust.
(c)          Members of the Voting Committee may resign upon written notice to the Trustee, the Beneficiaries, the other members of the Voting Committee and the Company, which resignation shall be effective as of a future date specified in such notice. If the resigning member is the Independent Board Representative, the resulting vacancy shall be filled by the Independent Board; if the resigning member is a Trustee Representative, the resulting vacancy shall be filled by the Trustee; and if the resigning member is an Unrelated Representative, the vacancy shall be filled by the Voting Committee, subject to the consent of both Dr. Kapoor (or Beneficiaries collectively holding a majority of the Trust Units if Dr. Kapoor is unable to act) and the Independent Board, which, in each case, shall not be unreasonably withheld, conditioned or delayed. The Voting Committee may act notwithstanding any vacancy, except that the Voting Committee may not give or revoke instructions under Section 5.02 or take any action under Section 5.03 if there are fewer than three members then serving on the Voting Committee.
(d)          Members of the Voting Committee may be removed only by the person or persons having the power to appoint such member (excluding, in the case of a vote by the Voting Committee to remove any Unrelated Representative, the Unrelated Representative being removed). If the member removed is the Independent Board Representative, the resulting vacancy shall be filled by the Independent Board; and if the member removed is a Trustee Representative, the resulting vacancy shall be filled by the Trustee; and if the member removed is an Unrelated Representative, the vacancy shall be filled by the Voting Committee, subject to the consent of both Dr. Kapoor (or Beneficiaries collectively holding a majority of the Trust Units if Dr. Kapoor is unable to act) and the Independent Board, which, in each case, shall not be unreasonably withheld, conditioned or delayed.
(e)          Each Unrelated Representative shall be entitled to reasonable compensation. All members of the Voting Committee shall be entitled to reimbursement for their reasonable and documented expenses. The Company shall promptly pay all such compensation and other documented expenses.
(f)          Any action of the Voting Committee shall require the approval of a majority of the members of the Voting Committee then in office, excluding any member of the Voting Committee who abstains on the relevant matter, unless another provision of this Agreement expressly provides for a different voting standard for action by the Voting Committee.
(g)          Each member of the Voting Committee shall be entitled to not less than five calendar days’ notice of any meeting of the Voting Committee or any other action of the Voting Committee to be taken in the absence of a meeting of the Voting Committee.
ARTICLE VI

Other Provisions Concerning the Trustee
SECTION 6.01.          Successor Trustee.  Dr. Kapoor (or Beneficiaries collectively holding a majority of the Trust Units if Dr. Kapoor is unable to act) and the Company, acting jointly, may appoint, by instrument signed and acknowledged and delivered to the appointee, any Corporate Fiduciary as a successor Trustee.
SECTION 6.02.          Resignation and Removal of Trustee.  The Trustee may resign from office by instrument signed and acknowledged and delivered to Dr. Kapoor, the Company and the members of the Voting Committee. The Trustee may be removed with five days’ prior written notice by a majority vote of the Independent Board and by Dr. Kapoor (or Beneficiaries collectively holding a majority of the Trust Units if Dr. Kapoor is unable to act) for failure to adhere in all material respects to the terms and conditions of this Agreement, provided that, prior to such removal, (i) the removing party shall cause the other parties to this Agreement to be delivered an opinion of a law firm of national standing, that the Trustee has failed to adhere in all material respects to the terms and conditions of this Agreement and (ii) all fees and expenses payable to the Trustee through the end of the fiscal quarter in which such removal occurred shall have been paid in full.
SECTION 6.03.          Records.  The Trustee shall cause proper records to be kept of the assets of the Voting Trust, all receipts and disbursements of the Voting Trust, a list of Beneficiaries and their respective Trust Units, and other records necessary and appropriate for the administration of the Voting Trust.
SECTION 6.04.          Communications.  The Trustee shall promptly transmit all communications that it may receive in respect of Equity Interests held in the Voting Trust to the Beneficiaries holding Trust Units.
SECTION 6.05.          Beneficiaries’ Right to Inspection.  The Beneficiaries holding Trust Units hereunder may inspect the books and records of the Voting Trust for any proper purpose upon reasonable notice and at reasonable times during business hours. In addition, the Company hereby agrees that Dr. Kapoor and the Beneficiaries shall have all rights to the books and records of the Company that its stockholders are entitled to under Section 220 of Delaware General Corporation Law as though they were stockholders of record.

ARTICLE VII

Liability of Trustee; Indemnification
SECTION 7.01.          Exculpation.  iv) The Trustee hereby accepts the Voting Trust created hereby, but assumes no responsibility for the management of the Company in which the Voting Trust may from time to time hereafter hold any Equity Interests, the diminution in value of any Equity Interests held by the Voting Trust or for any action taken by the Company or by any person that the Trustee shall have elected as a Director or other representative of the Company or by the Company pursuant to any vote cast by the Trustee or any action or inaction required by the Trustee under this Agreement. The Trustee assumes no liability as a stockholder in the Company, its interests hereunder being those of a trustee only. The Trustee shall have no obligation hereunder other than to take such specific actions as are required of it from time to time under this Agreement and to refrain from taking such specific actions as is required of it from time to time under this Agreement. The Trustee shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own willful misconduct. In exercising Voting Rights, the Trustee shall vote and act in all matters in accordance with the terms and conditions of this Agreement; but the Trustee does not assume any responsibility or liability in respect of any action taken by such Trustee or taken in pursuance of such Trustee’s vote so cast in good faith in accordance with Section 5.02(a)(ii)(A) or 5.02(a)(ii)(B) or the direction of the Voting Committee or the Beneficiaries as provided herein, and the Company and the Beneficiaries agree that no Trustee shall incur any responsibility as trustee or otherwise by reason of any error of fact or law, mistake of judgment, or of any matter arising out of or in relation to this Agreement, in each case unless except for such loss or damage as the Beneficiaries may suffer by reason of the gross negligence, bad faith or willful misconduct of such Trustee. To the full extent legally possible, the Trustee is hereby released from any obligation, in any jurisdiction, (i) to furnish any bond or other security, (ii) to file any inventory or render any annual or other periodic accountings, or (iii) to serve any person under a disability with process in any Proceeding if another person not under a disability is a party to such Proceeding and has the same interest as the person under a disability. The Trustee shall be fully protected and shall not incur any liability in acting in accordance with any written instructions given to it hereunder and reasonably believed by it to have been executed by the proper person. The Trustee shall be under no duty to inquire into or investigate the validity or accuracy of any such document. In the event that the Trustee shall be uncertain as to its duties or rights hereunder with respect to taking a certain action or shall receive instructions, claims or demands from any party hereto or its designated representative to take a certain action which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held by it under this Agreement until it shall be directed otherwise in writing by all of the other parties hereto or by a final, non-appealable judgment of a court of competent jurisdiction. The Trustee shall not be liable for the actions or omissions of any successor Trustee.
(b)          As specified under Section 3313(b) of Title 12 of the Delaware Code, the Trustee shall incur no liability for any action or inaction of the Beneficiaries,

the Voting Committee or any of its members or for following any direction of any of the Beneficiaries or a majority of the members of the Voting Committee participating in the vote directing the Trustee as to the exercise of the Voting Rights, except in cases of willful misconduct of the Trustee, as determined by a court of competent jurisdiction in a final and non-appealable judgment. As provided in Section 3313(e) of Title 12 of the Delaware Code, the Trustee shall have no duty (i) to monitor the conduct of the Voting Committee or to advise or consult with the Voting Committee, (ii) to warn or apprise any Beneficiary or third party when the Trustee would or might have exercised its own discretion in a manner different from the direction of the Voting Committee or (iii) to monitor the exercise of the members of the Voting Committee of their fiduciary duties, including whether a member should have refrained from voting due to any potential conflict of interest. In accordance with Sections 3302(e) and 3586 of Title 12 of the Delaware Code, unless the Trustee has acted with willful misconduct proven by clear and convincing evidence, as determined by a court of competent jurisdiction in a final and non-appealable judgment, the Trustee shall have no liability to any person for its reliance on the provisions of this Section 7.01(b). Notwithstanding Section 9.09(b), the Trustee shall be subject to suit with respect to any such action, inaction or direction of the Beneficiaries or the Voting Committee only in the Delaware Court of Chancery.
(c)          Each member of the Voting Committee is hereby exculpated to the maximum extent permitted by applicable Laws from any liability for his or her action or inaction taken hereunder in good faith.
SECTION 7.02.          Indemnification.  The Company and the Beneficiaries, jointly and severally, shall at all times (i) protect, indemnify and hold harmless the Trustee and its Affiliates, directors, officers, employees, agents, any Person serving as the Trustee Representative and advisors (each, an “Indemnified Party”) from and against any claim, damage, loss, liability, cost or expense of any kind or character whatsoever (including but not limited to lost profits, diminution in value, special damages, consequential damages and reasonable fees and expenses of counsel) arising out of, from, or in conjunction with the Trustee’s execution of or performance or inaction under this Agreement or the Equity Interests held pursuant to this Agreement, except to the extent such claim, damage, loss, liability, cost or expense resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct, and (ii) pay all costs and expenses of any Proceeding with respect to which the Voting Trust and/or an Indemnified Party shall be made a party thereto (including reasonable fees and expenses of counsel), except to the extent such Proceeding resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct. The indemnities set forth in this Section 7.02 shall be in addition to any other obligations or liabilities of the Voting Trust hereunder or at common law or otherwise. The Company agrees to enter into a similar indemnification and exculpation agreements with any individual appointed as a member of the Voting Committee at the time of such individual’s appointment to the Voting Committee.
SECTION 7.03.          Experts.  Each of the Trustee and the Voting Committee shall have the discretion and right to select and employ legal counsel, accountants, business advisers and other consultants to assist it in the exercise of its authority, and the Trustee and the members of the Voting Committee may rely upon the advice so obtained, and may pay to them reasonable compensation, which shall be promptly reimbursed by the Company. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other consultants unless the loss to the parties hereto was primarily caused by (i) the gross negligence or willful misconduct of the Trustee as determined in a final and non-appealable judgment by a court of competent jurisdiction or (ii) a breach by the Trustee of any of the terms contained in this Agreement.
SECTION 7.04.          Expenses.  Any Trustee shall be entitled to reasonable compensation for serving as a Trustee, payable by the Company, as agreed by the parties hereto. Each Trustee shall be reimbursed by the Company for any reasonable and documented expenses paid or incurred in the administration of the Voting Trust.
SECTION 7.05.          Survival.  Notwithstanding any other provision hereof, the provisions of this Article VII shall survive the termination of this Agreement and the resignation or removal of the Trustee.
ARTICLE VIII

Amendment; Termination
SECTION 8.01.          Irrevocable.  Subject to the provisions of Sections 3.01, 3.02, 8.02 and 8.03, the Voting Trust hereby created shall be irrevocable and no Equity Interests held by the Trustee shall be withdrawn or transferred to or upon the order of any Beneficiary prior to the Termination Date.
SECTION 8.02.          Amendment.  This Agreement may only be amended with the consent of (i) the majority of the Independent Board, (ii) Dr. Kapoor (or Beneficiaries collectively holding a majority of the Trust Units if Dr. Kapoor is unable to act) and (iii) the Trustee. Written notice of all amendments shall be promptly given by the Trustee to all Beneficiaries.
SECTION 8.03.          Term and Termination.  This Agreement shall terminate upon the earliest to occur of (i) the Voting Trust ceasing to hold any Equity Interests (as a result of any Transfer completed in accordance with the terms of this Agreement), (ii) the death of Dr. Kapoor, (iii) the written approval of such termination by each of Dr. Kapoor (or, if Dr. Kapoor is unable to act, Beneficiaries holding a majority of the Trust Units) and the Company, (iv) the written notice of such termination by Dr. Kapoor, except that, in the case of clause (iv), Dr. Kapoor may not provide a written notice of termination unless, at the time such notice is provided, (A) all criminal charges in connection with or related to the Indictment have been finally and fully resolved and all related sentences and penalties and other sanctions that limit or otherwise restrict Dr. Kapoor’s ability to vote the Common Stock have been finally and fully discharged or withdrawn, (B) all civil actions against Dr. Kapoor in connection with or related to the Indictment have been finally and fully discharged and Dr. Kapoor is not subject to any sanctions that limit or otherwise restrict Dr. Kapoor’s ability to vote his Common Stock and (C) any Company Corporate Integrity Agreement to which the Company was a party in connection with or related to the Indictment shall have expired, and (v) written notice from the Trustee to the Company and the Beneficiaries of termination, stating that the Company had failed to (x) pay any of the Trustee’s base compensation under this Agreement, (y) reimburse the Trustee for any of its reasonable and documented expenses pursuant to Section 7.04 of this Agreement or (z) indemnify the Trustee for any claim, damage, loss, liability, cost or expense pursuant to Section 7.02 of this Agreement, and the failure to pay, reimburse or indemnify, as applicable, was not cured within thirty days after the date upon which the Trustee delivered to the Company written notice of such nonpayment, failure to reimburse or failure to indemnify, as applicable, and the potential termination of this Agreement, except that, with respect to subclauses (y) and (z) of this clause (v), the Trustee shall not be entitled to deliver any such termination notice if there exists a bona fide dispute between the Trustee and the Company with respect to the need to reimburse or indemnify the Trustee, as applicable.  In the case of any termination under clause (i), (ii) or (iii) above, Company shall provide written notice of termination to the Trustee, which notice the Trustee shall be permitted to conclusively rely upon.  In the case of any termination under clause (iv) above, Dr. Kapoor shall provide written notice of the termination to the Trustee and simultaneously to the Company, which notice the Trustee shall be permitted to conclusively rely upon.  In the case of clause (i), (ii) or (iii) above, the termination shall be effective on the date of delivery of the notice to the Trustee. In the case of clause (iv) above, the termination shall be effective 14 days following delivery of the notice to the Trustee and the Company.  In the case of clause (v) above, the termination shall be effective on the date of delivery of the final termination notice to the Company.  Prior to any termination under this Section 8.03, all fees and expenses payable to the Trustee through the end of the fiscal quarter in which such termination is to occur shall have been paid in full.
SECTION 8.04.          Distributions at Termination.  On the date of termination of this Agreement pursuant to Section 8.03 (the “Termination Date”), (i) upon receipt of sufficient funds from the Company, the Trustee shall pay or otherwise satisfy all outstanding expenses and obligations of the Voting Trust, (ii) the Trustee shall thereafter pay, to each Beneficiary holding Trust Units, such Beneficiary’s pro rata portion of all cash and other property held by the Voting Trust as of the Termination Date and (iii) the Trustee shall transfer and assign, or cause to be transferred and assigned, to each Beneficiary all of the Equity Interests underlying such Beneficiary’s Trust Units on the books of the Voting Trust as of the Termination Date and deliver or cause to be delivered to such Beneficiary the certificates for such Equity Interests, all of which certificates shall be duly endorsed in blank or accompanied by the appropriate stock transfer powers duly executed in blank for transfer thereof to such Beneficiary. In connection with the distributions to be made upon termination of this Agreement, the Trustee shall promptly instruct the Company to transfer such Equity Interests to such Beneficiaries on the books of the Company. A Beneficiary, by the acceptance of such Beneficiary’s Equity Interests and pro rata portion of any cash or other property distributed by the Trustee, shall thereby be deemed to have released and discharged the Trustee and its agents and attorneys from all liability and accountability under this Agreement of every kind, character and description whatsoever.

ARTICLE IX

Miscellaneous
SECTION 9.01.          Notices.  v) The Company shall give NASDAQ at least ten days’ prior written notice of any (i) sale or Transfer of Equity Interests held in the Voting Trust pursuant to Section 3.01(a)(ii) or 3.01(a)(iii), (ii) stockholder vote pursuant to Section 5.03, (iii) appointment of a successor Trustee pursuant to Section 6.01, (iv) removal of a Trustee pursuant to Section 6.02, (v) amendment of this Agreement pursuant to Section 8.02 or (vi) termination of this Agreement pursuant to clause (iii), (iv) or (v) of Section 8.03. The Company shall give NASDAQ written notice of any termination of this Agreement pursuant to clause (ii) of Section 8.03.  The Company shall give NASDAQ immediate written notice of any notice from any Voting Committee member of any overdue compensation or expenses or any notice from the Trustee of any overdue compensation, expenses or indemnification as contemplated by Section 8.03(v).  Any notice provided pursuant to clause (i) of this Section 9.01(a) shall include (A) if the sale or Transfer is not made pursuant to any registered public offering, registered offering or other market or block sale in accordance with Rule 144 of the Securities Act, and only if the identity of the transferee of the sale or Transfer is reasonably available to the Company, a description of the proposed transferee of the Equity Interests and a description of the analysis performed in order to determine that the proposed transferee is Dr. Kapoor-Independent and is not Acting in Concert with Dr. Kapoor or any of the Beneficiaries and (B) a description of the sale or Transfer of the Equity Interests.
(b)          All notices or other communications which are required or otherwise delivered hereunder shall be given by written instrument, addressed as follows:
If to the Trustee, to:
Bessemer Trust Company of Delaware, N.A.
1007 North Orange Street, Suite 1450
Wilmington, DE 19801
Facsimile:  302-984-9526
Attention:  George W. Kern V

With copies to:
James L. Kronenberg
Bessemer Trust Company, N.A.
630 Fifth Avenue
New York, NY  10111
Facsimile:  917-206-4492

and
Willkie Farr & Gallagher LLP
787 Seventh Avenue

New York, NY 10019
Facsimile:  212-728-9608
Attention:  Gregory Astrachan

With a copy to:
Dr. John N. Kapoor
c/o EJ Financial Enterprises, Inc.
2390 E. Camelback Rd., Suite #425
Phoenix AZ 85016
Facsimile:  602-667-0467

And
McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, Illinois 60606
Facsimile:  312-277-5233
Attention:  Richard L. Dees
If to the Company, to:
Insys Therapeutics, Inc.
1333 South Spectrum Blvd., Suite 100
Chandler, AZ 85286
Facsimile:  866-680-6478
Attention:  General Counsel

With a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Facsimile:  212-474-3700
Attention:  Richard Hall

If to Beneficiaries, to the address set forth opposite to their names on Schedule A annexed hereto, or by written notice to the Trustee from time to time, With a copy to:
Dr. John N. Kapoor
c/o EJ Financial Enterprises, Inc.
2390 E. Camelback Rd., Suite #425
Phoenix AZ 85016
Facsimile:  602-667-0467

And

McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, Illinois 60606
Facsimile:  312-277-5233
Attention:  Richard L. Dees
If to NASDAQ, to:
The NASDAQ Stock Market LLC
805 King Farm Boulevard
Rockville, MD 20850
E-mail:  Stanley.higgins@nasdaq.com
Attention:  Stan Higgins

Any such notice or communication shall be deemed to have been given when actually received.
SECTION 9.02.          Filing of Agreement.  The Trustee hereby agrees to file copies of this Agreement and counterparts of this Agreement signed by the Beneficiaries, and of every agreement supplemental hereto or amendatory hereof, with the secretary of the Company in its principal office, where they shall be available for inspection by any Beneficiary or stockholder, or agent of either, upon the same terms as the record of stockholders of the Company is open to inspection.
SECTION 9.03.          Successors and Assigns.  Except as expressly permitted herein, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Trustee and its permitted successors and assigns and the Beneficiaries and their Permitted Transferees.
SECTION 9.04.          No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and members of the Voting Committee with respect to Sections 5.05 and 7.02, their successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
SECTION 9.05.          Entire Agreement.  This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, whether written or oral, which may relate to the subject matter hereof or thereof in any way. Other than this Agreement, and the other agreements referred to herein and to be executed and delivered in connection herewith, there are no other agreements continuing in effect relating to the subject matter hereof.

SECTION 9.06.          Waiver.  No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of his, her or its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such other party hereunder. The failure of any party to seek redress for the violation of any term of this Agreement, or to insist upon the strict performance of any term of this Agreement, irrespective of how long such failure continues, shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance.
SECTION 9.07.          Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
SECTION 9.08.          Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 9.09.          Governing Law, Consent to Jurisdiction; Waiver of Jury Trial.
(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
(b)          EACH PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF (A) DELAWARE AND (B) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING

IN DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 9.09(b). EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (I) THE COURTS OF THE STATE OF DELAWARE, OR (II) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)          EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09(c).
SECTION 9.10.          Remedies.
(a)          Each party hereto shall have all rights and remedies reserved for such party pursuant to this Agreement and all rights and remedies which such party has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.
(b)          Each party hereto acknowledges that the other parties would be irreparably damaged in the event of a breach or a threatened breach by such party of any of its obligations under this Agreement. As a consequence, each party hereto agrees that, in the event of a breach or a threatened breach by any party of any obligations hereunder, any other party shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such party of its obligations under this Agreement.

SECTION 9.11.          Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents, not inconsistent herewith, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.
SECTION 9.12.          Representations and Warranties.  Each party to this Agreement (as to himself, herself or itself only) represents and warrants to all of the other parties that, as of the time such party becomes a party to this Agreement:
(a)          as of immediately prior to assigning its Equity Interests to the Voting Trust, each Beneficiary owns marketable title to all such Equity Interests, free and clear of all liens, encumbrances, security interests, pledge, mortgages, charges, hypothecations or other similar encumbrance;
(b)          this Agreement has been duly and validly executed and delivered by such party and this Agreement constitutes a legal and binding obligation of such party, enforceable against such party in accordance with its terms;
(c)          the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Law applicable to it, or (ii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such party is a party or by which such party is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the party’s ability to perform its obligations hereunder; and
(d)          the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Independent Board.
SECTION 9.13.          Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile or other electronic counterpart signatures to this Agreement shall be acceptable and binding.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Voting Trust Agreement under seal as of the date and year first set forth above.

BESSEMER TRUST COMPANY OF DELAWARE, N.A., AS INITIAL TRUSTEE

BY
______________________________
NAME:
TITLE:

DR. JOHN N. KAPOOR

______________________________

INSYS THERAPEUTICS, INC.,
BY
______________________________
NAME: SAEED MOTAHARI
TITLE: PRESIDENT AND CEO

EJ FINANCIAL/NEO MANAGEMENT, L.P., BY ______________________________ NAME: TITLE: JOHN N. KAPOOR TRUST, DATED SEPTEMBER 20, 1989, BY ______________________________ NAME: TITLE:

Initial Beneficiaries
Name	Number of Equity Interests	Address for Section 9.01
Dr. John N. Kapoor	31,982	Dr. John N. Kapoor 2390 E Camelback Rd, Suite #425 Phoenix, AZ 85016 Facsimile: 602-667-0467
John N. Kapoor Trust, dated September 20, 1989	42,447,810	John N. Kapoor Trust, dated September 20, 1989 2390 E Camelback Rd, Suite #425 Phoenix, AZ 85016 Facsimile: 602-667-0467
EJ Financial/NEO Management, L.P.	56,288	EJ Financial/NEO Management, L.P. 2390 E Camelback Rd, Suite #425 Phoenix, AZ 85016 Facsimile: 602-667-0467